                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               INPUT/OUTPUT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [ ]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                               INPUT/OUTPUT, INC.
                             12300 PARC CREST DRIVE
                             STAFFORD, TEXAS 77477
                                 (281) 933-3339

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 2002

To the Stockholders of Input/Output, Inc.

     The 2002 Annual Meeting of Stockholders of Input/Output, Inc. will be held at the I/O's auditorium at 12200 Parc Crest Drive, Stafford, Texas 77477, on Tuesday, May 21, 2002, at 9:00 a.m. Central Time for the following purposes:

          (1) election of two directors for a two-year term expiring in 2004, and the election of two directors for a three-year term expiring in 2005;

          (2) ratification of the appointment of PricewaterhouseCoopers LLP as I/O's independent auditors for 2002; and

          (3) transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

     I/O's Board of Directors set April 16, 2002, as the record date for the meeting. This means that owners of Common Stock and Series B and Series C Preferred Stock at the close of business on that date are entitled to:

     - receive this notice of meeting; and

     - vote at the meeting and any adjournments or postponements of the meeting.

     We will make available a list of stockholders as of the close of business on April 16, 2002, for inspection during normal business hours from May 11 through May 21, 2002, at I/O's principal place of business, 12300 Parc Crest Drive, Stafford, Texas 77477. This list will also be available at the meeting.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THE PROXY STATEMENT. FURTHER, TO BE SURE YOUR VOTE COUNTS AND ASSURE A QUORUM, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                          By Order of the Board of Directors

                                          BRAD EASTMAN
                                          Vice President, General Counsel and
                                          Secretary

Stafford, Texas
April 19, 2002

                               INPUT/OUTPUT, INC.
                             12300 PARC CREST DRIVE
                             STAFFORD, TEXAS 77477

                                                                  April 19, 2002

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 21, 2002

     Our Board of Directors is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the 2002 Annual Meeting of Shareholders of Input/Output, Inc. ("I/O"). The meeting will be held at our Auditorium at 12200 Parc Crest Drive, Stafford, Texas, on May 21, 2002, at 9:00 a.m., local time. The proxies also may be voted at any adjournments or postponements of the meeting.

     The mailing address of our principal executive offices is 12300 Parc Crest Drive, Stafford, Texas 77477. We are first sending the proxy materials to stockholders on April 19, 2002.

     All properly executed written proxies that our stockholders deliver pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.

     Only owners of record of our shares of Common Stock or our Series B or Series C Preferred Stock at the close of business on April 16, 2002, are entitled to vote at the meeting, or at adjournments or postponements of the meeting. Each owner of Common Stock on the record date is entitled to one vote for each share of Common Stock held. Each owner of Series B Preferred Stock on the record date is entitled to 125 votes for each share of Series B Preferred Stock held and each owner of Series C Preferred Stock on the record date is entitled to 118 votes for each share of Series C Preferred Stock held on the record date. On April 16, 2002, there were 50,941,584 shares of Common Stock, 40,000 shares of Series B Preferred Stock and 15,000 shares of Series C Preferred Stock issued and outstanding.

                               ABOUT THE MEETING

WHAT IS A PROXY?

     It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Our Board of Directors has designated Timothy J. Probert and C. Robert Bunch as proxies for the 2002 Annual Meeting of Stockholders.

WHAT IS A PROXY STATEMENT?

     It is a document the regulations of the Securities and Exchange Commission require us to give you when we ask you to sign a proxy card designating Timothy
J. Probert and C. Robert Bunch each as proxies to vote on your behalf.

WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

     - If your shares are registered in your name, you are a stockholder of record.

     - If your shares are in the name of your broker or bank, your shares are held in street name.

WHAT DIFFERENT METHODS CAN YOU USE TO VOTE?

     (a) In Writing:  All stockholders can vote by written proxy card.

     (b) By Telephone and Internet. Street name holders may vote by telephone or the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate stockholder's identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

     (c) In Person. All stockholders may vote in person at the meeting. If you are a street name holder who wishes to vote in person, you will need to ask your broker or bank for a legal proxy. You will need to bring the legal proxy with you to the meeting.

DOES MY VOTE MATTER?

     Absolutely! Corporations are required to obtain stockholder approval for the election of directors and other important matters. Stockholder participation is not a mere formality. It is essential for I/O to continue to function. It is also important that you vote to assure that a quorum is obtained so corporate business can be transacted.

WHAT IS THE EFFECT OF NOT VOTING?

     It depends on how ownership of your shares is registered. If you are a stockholder of record, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not be treated as a vote for or against a proposal.

     If you own your shares in street name, your broker or bank may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following question, in the absence of your voting instruction, your broker may or may not vote your shares.

IF I DON'T VOTE, WILL MY BROKER VOTE FOR ME?

     If you own your shares in street name and you don't vote, your broker may vote your shares in its discretion on some "routine matters." With respect to other proposals, however, your broker may not vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as the "broker non-vote." "Broker non-vote" shares are counted toward the quorum requirement but they do not affect the determination of whether a matter is approved. We believe that the proposals set forth in this Proxy Statement are routine matters on which brokers will be permitted to vote unvoted shares.

WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

     The record date for the 2002 Annual Meeting of Stockholders is April 16, 2002. The record date is established by the Board of Directors as required by Delaware law. Owners of Common Stock and Series B and Series C Preferred Stock at the close of business on the record date are entitled:

          (a) to receive notice of the meeting, and

          (b) to vote at the meeting and any adjournments or postponements of the meeting.

HOW CAN YOU REVOKE A PROXY?

     A stockholder can revoke a proxy by taking any one of the following three actions:

          (a) giving written notice to the Secretary of I/O,

          (b) delivering a later-dated proxy, or

          (c) voting in person at the meeting.

WHAT CONSTITUTES A QUORUM?

     The presence, in person or by proxy, of the holders of shares of outstanding Common Stock, Series B and Series C Preferred Stock representing a majority of all of the votes entitled to be cast at the meeting constitutes a quorum. We need a quorum of stockholders to hold a valid Annual Meeting. If you have signed and returned your proxy card, your votes will be counted toward the quorum. If a quorum is not present, the chairman may adjourn the meeting, without notice other than an announcement at the meeting, until the required quorum is present.

WHAT ARE YOUR VOTING CHOICES WHEN VOTING FOR DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

     In voting on the election of two Director nominees to serve until the 2004 Annual Meeting of Stockholders and two Director nominees to serve until the 2005 Annual Meeting of Stockholders, Stockholders may vote in one of the following ways:

          (a) in favor of all nominees,

          (b) withhold votes as to all nominees, or

          (c) withhold votes as to specific nominees.

     Directors will be elected by a plurality vote of the shares of Common Stock and Series B and Series C Preferred Stock voting as a single class in person or by proxy at the meeting.

     The Board recommends a vote "FOR" each of the nominees.

WHAT ARE YOUR VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS AND WHAT VOTE IS NEEDED TO RATIFY THEIR APPOINTMENT?

     In voting on the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors, stockholders may vote in one of the following ways:

          (a) in favor of ratification,

          (b) against the ratification, or

          (c) abstain from voting on the ratification.

     The proposal to ratify the appointment of PricewaterhouseCoopers LLP will require approval by a majority of the votes cast by the holders of the shares of Common Stock and Series B and Series C Preferred Stock voting as a single class in person or by proxy at the meeting.

     The Board recommends a vote "FOR" this proposal.

WILL ANY OTHER BUSINESS BE TRANSACTED AT THE MEETING? IF SO, HOW WILL MY PROXY BE VOTED?

     We do not know of any business to be transacted at the Annual Meeting other than those matters described in this Proxy Statement. The period specified in I/O's Bylaws for submitting proposals to be considered at the meeting has passed and no proposals were submitted. However, should any other matters properly come before the meeting, and any adjournments or postponements of the meeting, shares with respect to which voting authority has been granted to the proxies will be voted by the proxies in accordance with their judgment.

WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

     Stockholders should specify their choice for each matter on the enclosed form of proxy. If no instructions are given, proxies which are signed and returned will be voted FOR the election of all Director nominees, and FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP.

HOW ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

     Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

WHAT IS THE DEADLINE FOR SUBMITTING PROPOSALS TO BE CONSIDERED FOR INCLUSION IN THE 2003 PROXY STATEMENT?

     Stockholder proposals requested to be included in I/O's 2003 Proxy Statement must be received by I/O not later than December 20, 2002. Proposals should be directed to Brad Eastman, Corporate Secretary, Input/ Output, Inc., 12300 Parc Crest Drive, Stafford, Texas 77477.

WHAT IS THE DEADLINE FOR SUBMITTING A NOMINATION FOR A DIRECTOR OF I/O FOR CONSIDERATION AT THE ANNUAL STOCKHOLDER MEETING IN 2003?

     A proper director nomination may be considered at I/O's 2003 annual meeting only if the nomination is received by I/O not later than December 20, 2002. All nominations should be directed to Brad Eastman, Corporate Secretary, Input/Output, Inc., 12300 Parc Crest Drive, Stafford, Texas 77477.

                             ELECTION OF DIRECTORS

                                    (ITEM 1)

     Our stockholders elect approximately one-third of the members of the Board of Directors annually. The Directors are divided into three classes. Each class serves for a period of three years, although occasionally a Director may be elected for a shorter term in order to keep the number of Directors in each class approximately equal. In addition, the holder of our Series B and Series C Preferred Stock is entitled to elect one Director to our Board of Directors for a one year term.

     On September 25, 2000, the Board changed our fiscal year end from May 31 to December 31. As a result, we did not hold a stockholders meeting in 2001 and we are electing two classes of Directors at this meeting. One class of Directors elected at this meeting will serve on the Board until our annual meeting in 2004 and one class of Directors elected at this meeting will serve on the Board until our annual meeting in 2005.

     The terms of Timothy J. Probert, David C. Baldwin, Ernest E. Cook, Franklin Myers, Robert P. Peebler, Sam K. Smith and William F. Wallace will expire at the 2002 Annual Meeting. Messrs. Probert and Myers each has been nominated to stand for reelection at the meeting to hold office until our 2004 Annual Meeting and until his successor is elected and qualified. Mr. Baldwin has been nominated to stand for reelection at the meeting by the holder of our Series B and Series C Preferred Stock to hold office until our 2003 Annual Meeting and until his successor is elected and qualified. Messrs. Peebler and Smith each has been nominated to stand for reelection at the meeting to hold office until our 2005 Annual Meeting and until his successor is elected and qualified. Messrs. Cook and Wallace have decided to retire from our Board of Directors and will not seek reelection at the 2002 Annual Meeting.

     We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF TIMOTHY J. PROBERT, FRANKLIN MYERS, ROBERT P. PEEBLER AND SAM K. SMITH.

NOMINEES FOR ELECTION FOR TERM EXPIRING IN 2004

TIMOTHY J. PROBERT                                             Director since 2000
                                                               Age 50

     Mr. Probert is I/O's President and Chief Executive Officer. Prior to joining I/O in March, 2000, Mr. Probert spent 27 years with various operating units of Baker Hughes Incorporated, a leading provider of drilling formation, evaluation, completion and production products and services to the worldwide oil and gas industry. Beginning his career as a field geologist in 1972, he progressed through various management roles in several Baker Hughes divisions. Mr. Probert was president of Baker Hughes Process, Eastman Telco, Eastman Christensen, and Milpark Drilling Fluids. Most recently, Mr. Probert was president of Baker Hughes' INTEQ division, one of the leading providers of technical solutions to the drilling and production sectors of the energy industry. Mr. Probert also serves as a supervisory director of Core Laboratories N.V., a leading provider of reservoir description, production enhancement and reservoir management services.

FRANKLIN MYERS                                                 Director since 2001
                                                               Age 49

     Mr. Myers is Senior Vice President of Cooper Cameron Industries, a leading international manufacturer of oil and gas pressure control equipment. From 1998 until 2001, he was also President of Cooper Cameron's Cooper Energy Services Division. Mr. Myers has been Senior Vice President at Cooper Cameron since 1995 and served as General Counsel and Secretary of Cooper Cameron from 1995 to 1999. Prior to joining Cooper Cameron, Mr. Myers was Senior Vice President and General Counsel of Baker Hughes Incorporated. Mr. Myers is also a director of Metals USA, Inc., a national steel products distributor, and Reunion Industries, Inc., a manufacturer of metals and plastics.

NOMINEES FOR ELECTION FOR TERM EXPIRING IN 2005

ROBERT P. PEEBLER                                              Director since 1999
                                                               Age 54

     Mr. Peebler is President and Chief Executive Officer of Energy Virtual Partners, an asset management company for oil and gas properties. Prior to founding Energy Virtual Partners in April, 2001, Mr. Peebler was Vice President of e-Business Strategy and Ventures of the Halliburton Company, a leading provider of products and services to the petroleum and energy industries. Prior to his appointment as Vice President of Halliburton in 2000, Mr. Peebler was President and Chief Executive Officer of Halliburton's subsidiary Landmark Graphics Corporation. Mr. Peebler also writes and speaks about information technology trends shaping the exploration and production industry.

     Member of the Compensation Committee of the Board of Directors.

SAM K. SMITH                                                   Director since 1999
                                                               Age 69

     Mr. Smith served as our Chief Executive Officer from 1999 until 2000. Mr. Smith was Chairman of the Board of Landmark Graphics Corporation from 1989 to 1996. Prior to that time, Mr. Smith was a special limited partner at Sevin-Rosen Management, a Texas-based venture capital firm.

     Member of the Nominating Committee of the Board of Directors of I/O.

INCUMBENT DIRECTORS -- TERM EXPIRING IN 2003

THEODORE H. ELLIOTT, JR                                        Director since 1987
                                                               Age 66

     Mr. Elliott is Chairman of Prime Capital Management Co. Inc., a Stamford, Connecticut venture capital company.

     Chairman of the Audit Committee of the Board of Directors of I/O.

JAMES M. LAPEYERE, JR                                          Director since 1998
                                                               Age 49

     Mr. Lapeyere has been the Chairman of our Board of Directors since 1999. Mr. Lapeyere has been President of The Laitram Corporation, a privately-owned, New Orleans-based manufacturer of food processing equipment and modular conveyor belts, since 1989. We bought our marine positioning products business from The Laitram Corporation in 1998. Our agreement with The Laitram Corporation required that we elect Mr. Lapeyere to our Board of Directors.

     Member of the Nominating Committee of the Board of Directors.

NOMINEE FOR ELECTION BY HOLDER OF PREFERRED STOCK FOR A TERM EXPIRING IN 2003

DAVID C. BALDWIN                                               Director since 1999
                                                               Age 39

     Mr. Baldwin served as our Vice President and Chief Financial Officer from 1999 until 2000. Mr. Baldwin is a Managing Director of SCF Partners, a Houston-based investment firm. Mr. Baldwin also serves on the Board of Newpark Resources, a provider of integrated site, environmental and drilling fluids services to the oil and gas exploration and production industry, and Flint Energy services, Ltd., a provider of mid-stream energy related services.

     Member of the Audit Committee of the Board of Directors.

INCUMBENT DIRECTORS NOT STANDING FOR REELECTION

ERNEST E. COOK                                                 Director since 1987
                                                               Age 75

     Mr. Cook is Chairman, CBM Energy Ltd.

     Member of the Compensation Committee of the Board of Directors

WILLIAM F. WALLACE                                             Director since 1998
                                                               Age 62

     Mr. Wallace is a consultant to The Beacon Group, a New York-based venture capital fund.

     Chairman of the Compensation Committee and a member of the Audit Committee of the Board of Directors.

OWNERSHIP OF EQUITY SECURITIES IN I/O

     The following table sets forth information as of March 15, 2002, with respect to the number of shares of Common Stock owned by (i) each person known by us to be a beneficial owner of more than 5% of our Common Stock, (ii) each of our Directors, (iii) each of our executive officers named in the Summary Compensation Table included later in this Proxy Statement and (iv) all of our Directors and executive officers as a group. SCF-IV, L.P. owns 100% of the outstanding shares of our Series B and Series C Preferred Stock.

                                                                                  PERCENTAGE   PERCENTAGE
                                             COMMON     RIGHTS TO    RESTRICTED   OF COMMON     OF VOTING
NAME                                        STOCK(1)    ACQUIRE(2)    STOCK(3)     STOCK(4)    POWER(4)(5)
----                                        ---------   ----------   ----------   ----------   -----------
The Laitram Corporation(6)................  5,794,000          --          --       11.4%         10.0%
SCF-IV, L.P.(7)...........................         --   6,764,706          --       11.7%         11.7%
PRIMECAP Management Corporation(8)........  5,363,600          --          --       10.5%          9.3%
Royce & Associates, Inc.(9)...............  3,928,800          --          --        7.7%          6.8%
ICM Asset Management, Inc.(10)............  3,117,631          --          --        6.1%          5.4%
Dimensional Fund Advisors Inc.(11)........  2,968,000          --          --        5.8%          5.1%
Vanguard Horizon Funds -- Vanguard Capital
  Opportunity Fund(12)....................  2,823,000          --          --        5.5%          4.9%
Barclays Global Fund Advisors(13).........  2,762,416          --          --        5.4%          4.8%
James M. Lapeyere, Jr.(14)................  5,933,210      50,000          --       11.7%         10.4%
Timothy J. Probert........................    100,000     165,000      68,800        1.0%          1.0%
David C. Baldwin(15)......................        710   6,808,039          --       11.8%         11.8%
Ernest E. Cook............................     18,710     127,000          --         *             *
Theodore H. Elliott, Jr. .................     11,000     147,000          --         *             *
Franklin Myers............................      5,710       6,667          --         *             *
Robert P. Peebler.........................        710      18,333          --         *             *
Sam K. Smith..............................     18,710      43,333          --         *             *
William F. Wallace........................        852      60,000          --         *             *
C. Robert Bunch...........................     35,000      58,750      33,000         *             *
Larry E. Denver...........................      9,850       3,750       9,850         *             *
Bjarte Fageraas...........................         --       7,500          --         *             *
Kenneth W. Pope...........................     20,000      31,250      30,000         *             *
Rex K. Reavis.............................     18,534      70,000          --         *             *
All Directors and Executive Officers as a
  Group (15 persons)(16)..................  6,155,992   7,537,247     141,650       23.7%         23.7%

---------------

  *  Less than 1%

 (1) Includes shares for which the named person:

     - has sole voting and investment power, or

     - has shared voting and investment power.

     Excludes shares that:

     - are restricted stock holdings, or

     - may be acquired through stock option exercises or conversion of Series B and Series C preferred stock.

 (2) Shares of Common Stock that can be acquired through stock options exercised through May 15, 2002, and shares of Common Stock that may be acquired upon voluntary conversion of the Series B and Series C Preferred Stock after May 7, 2002.

 (3) Shares subject to a vesting schedule, forfeiture risk and other restrictions. Although these shares are subject to forfeiture provisions, the holder has the right to vote the shares until they are forfeited.

 (4) Assumes shares that such person has rights to acquire are outstanding.

 (5) Includes 6,764,706 votes that may be cast by SCF-IV, L.P., the holder of Series B and Series C Preferred Stock. Mr. Baldwin is a Managing Director of L.E. Simmons & Associates, Incorporated, the general partner of SCF-IV, G.P., Limited Partnership. SCF-IV, G.P., Limited Partnership is the general partner of SCF-IV, L.P. Mr. Baldwin disclaims any beneficial ownership of the Series B and Series C Preferred Stock or any of the Common Stock into which those shares of Preferred Stock may be converted.

 (6) The address for The Laitram Corporation is 220 Laitram Lane, Harahan, Louisiana 70123. Mr. Lapeyere is the President and Chairman of the Board of The Laitram Corporation. Mr. Lapeyere disclaims beneficial ownership of any shares held by The Laitram Corporation.

 (7) The address for SCF-IV, L.P. is 600 Travis Street, Suite 6600, Houston, Texas 77002. SCF-IV, L.P. may convert their shares of Preferred Stock at any time at their option between May 7, 2002 and May 7, 2004. The actual number of shares that SCF-IV, L.P. will receive upon conversion depends on the market price of our Common Stock at the time of conversion. The shares reflected in the above table are the minimum number of shares issuable to SCF-IV, L.P. assuming conversion of all of the outstanding shares of Series B and Series C Preferred Stock. See Note 5 above.

 (8) The address for PRIMECAP Management Company is 225 S. Lake Avenue, Pasadena, California 91101-3005. PRIMECAP Management Company has sole voting power over only 2,540,600 of the shares of Common Stock.

 (9) The address for Royce & Associates, Inc. is 1414 Avenue of the Americas, New York, New York 10019.

(10) The address for ICM Asset Management, Inc. is W. 601 Main Avenue, Suite 600, Spokane, Washington 99201.

(11) The address for Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. The shares of Common Stock are held by investment companies, trusts and accounts for which Dimensional Fund Advisors Inc. serves as the investment advisor. Dimensional Fund Advisors disclaims beneficial ownership of all such shares.

(12) The address for Vanguard Horizon Funds -- Vanguard Capital Opportunity Fund is P.O. Box 2600, Valley Forge, Pennsylvania 19482-2600.

(13) The address for Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, California 94105.

(14) The shares of Common Stock include 40,000 shares that Mr. Lapeyere holds as a custodian or trustee for the benefit of his minor children and 5,794,000 shares owned by The Laitram Corporation, of which Mr. Lapeyere disclaims any beneficial interest. See note 6 above.

(15) The Rights to Acquire include 6,764,706 shares of Common Stock issuable upon conversion of the Series B and Series C Preferred Stock held by SCF-IV, L.P. Mr. Baldwin disclaims any beneficial ownership of the Series B and Series C Preferred Stock or any of the Common Stock into which such shares of Preferred Stock may be converted. See Note 5 above.

(16) See Notes 14 and 15 above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Executive officers, Directors and certain persons who own more than ten percent of the Common Stock are required by Section 16(a) of the Securities Exchange Act of 1934 and related regulations:

     - to file reports of their ownership of Common Stock with the Securities and Exchange Commission and The New York Stock Exchange, and

     - to furnish us with copies of the reports.

     We received written representations from each such person who did not file an annual report with the SEC on Form 5 that no Form 5 was due. Based on our review of the reports and representations, we believe that all required Section 16(a) reports were timely filed in 2001.

INFORMATION ABOUT COMMITTEES, MEETINGS AND COMPENSATION OF DIRECTORS

     Committees and Meetings. The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee. All committees are composed entirely of non-employee directors. The Directors' committee memberships are indicated on pages 5-7 of this proxy statement.

     The Audit Committee recommends to the Board of Directors the engagement of the independent auditors and reviews with the independent auditors the scope and results of the audits, the internal accounting controls and the professional services furnished by the independent auditors. The Board of Directors has adopted the Charter of the Audit Committee which is attached as Appendix A to this proxy statement. Messrs. Elliott and Wallace are "independent" as that term is defined in The New York Stock Exchange listing standards. As allowed by those standards, the Board appointed Mr. Baldwin to the Audit Committee despite his previous service as Chief Financial Officer of I/O. Mr. Baldwin served as a transitional Chief Financial Officer without pay from June 1999 to January 2000 while I/O conducted a search for a permanent Chief Financial Officer. Given these exceptional circumstances and Mr. Baldwin's unique financial-related management experience, the Board determined that the best interests of the corporation and its stockholders required that Mr. Baldwin be appointed to the Audit Committee. The Audit Committee met four times in 2001.

     The Compensation Committee reviews and approves all salary and other remuneration for officers. The Compensation Committee is also responsible for the administration of the Company's profit sharing plans and stock option or other stock-based plans. In 2001, the Compensation Committee met three times.

     The Nominating Committee recommends to the Board of Directors candidates for election to the Board of Directors. The Nominating Committee will consider recommendations for nominees for directorships submitted by stockholders. Stockholders who wish the Nominating Committee to consider their recommendations for nominees for the position of Director should submit their recommendations in writing to the Nominating Committee, care of the Secretary of the Company, at our principal executive offices. The Nominating Committee met once in 2001.

     In 2001, the Board of Directors held six meetings and Committees of the Board of Directors held a total of eight meetings. Overall the attendance at such meetings was 90%. Each Director attended more than 75% of the aggregate of all meetings of the Board of Directors and the Committees on which he served during 2001 except for Messrs. Myers and Smith.

     Compensation. Officers who are also Directors do not receive any fee or remuneration for services as members of the Board of Directors or of any Committee of the Board of Directors. During 2001, outside Directors received an annual retainer fee of $15,000, which each outside Director could elect to receive in cash or shares of Common Stock. In addition, Chairmen of Committees of the Board received an annual retainer fee of $3,000, which each Chairman could elect to receive in cash or shares of Common Stock. Outside Directors also receive, in cash, $1,500 for each Board meeting and $1,000 for each committee meeting attended and $500 for each Board or committee meeting held via teleconference. Shares issued in lieu of cash fees are valued at the closing price per share on The New York Stock Exchange on the date of issuance, which is the date of our annual stockholders meeting each year. Shares issued in lieu of cash fees are granted from our available treasury shares.

     In 1992, we adopted a Directors Retirement Plan which we discontinued in 1996. Currently, Messrs. Cook and Elliott are the only directors entitled to receive any benefits under the Directors Retirement Plan. This plan requires us to make a lump sum payment following the later of the date a participant retires from the Board or reaches age 65. The plan requires us to pay a participant the present value of $25,000 received for a period equal to the lesser of ten years or the number of years a participant served as an outside director.

     As a means to attract and recruit qualified new directors and to retain capable directors in a manner that promotes ownership of a proprietary interest in I/O, we adopted the Input/Output, Inc. Amended and Restated 1996 Non-Employee Director Stock Option Plan. In 1998, our stockholders approved an increase in the total number of shares available under the Director Stock Option Plan to 700,000 shares.

     Under the Director Stock Option Plan, each of our non-employee directors is granted an option to purchase 20,000 shares of Common Stock on the date that service as a non-employee director commences. Additionally, each non-employee director receives options to purchase 10,000 shares of Common Stock on the first business day of each November following the initial grant. The initial 20,000 share grant vests in 33.33% installments on each of the first three anniversaries of the date of grant. The first 10,000 share grant vests in 50% installments on the first two anniversaries of the date of grant. The second 10,000 share grant is fully exercisable on the first anniversary date of grant. Any subsequent annual grants are each fully exercisable on their dates of grant. The Director Stock Option Plan also provides for discretionary grants of stock options to non-employee directors as determined from time to time by the Board.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

     Mr. Lapeyere is the Chairman, President and a significant shareholder of The Laitram Corporation. Mr. Lapeyere and The Laitram Corporation together own 11.7% of our Common Stock as of March 15, 2002. We acquired DigiCourse, Inc. from The Laitram Corporation in 1998 and renamed it I/O Marine Systems, Inc. In connection with that acquisition, we entered into a Continued Services Agreement with The Laitram Corporation under which Laitram agreed to provide one of our subsidiaries accounting, software, manufacturing and maintenance services. This agreement expired in September 2001. In addition, when we request, the legal staff of The Laitram Corporation advises us on intellectual property matters with regard to our marine positioning systems. In 2001, we paid The Laitram Corporation a total of $1.4 million under this agreement and for these advisory services. In the opinion of management, the terms of such services are fair and reasonable and as favorable to I/O as those which could have been obtained from unrelated third parties at the time of their performance.

     In March 2000, our Board established an executive "matching" program under which we issued one share of restricted stock for each share purchased by our senior executives in open-market transactions in March and April of 2000. We issued 123,000 shares of restricted stock to four executives in connection with this program. Messrs. Bunch and Pope funded their purchases through loans from a commercial bank in the amounts of $200,000 and $125,000, respectively. We guaranteed this indebtedness and are liable for the entire amount outstanding under these loans if either Mr. Bunch or Mr. Pope default on their obligations. As of December 31, 2001, Mr. Pope had completely repaid the associated indebtedness guaranteed by I/O and Mr. Bunch had an outstanding balance of $164,561.

     In May, 2001, we purchased all of the outstanding capital stock of Geophysical Instruments, AS from Mr. Fageraas and one other stockholder for $300,000. At that time Mr. Fageraas joined I/O as Vice President -- Technology. We determined the value of Geophysical Instruments by considering the contribution it would make to our overall financial performance. In September, 2001, Mr. Fageraas also assumed duties as our Acting Vice President -- Marine Division.

                               EXECUTIVE OFFICERS

     Our current executive officers are as follows:

NAME                                        AGE                POSITION WITH I/O
----                                        ---                -----------------
Timothy J. Probert........................  50    Director, President and Chief Executive
                                                  Officer
C. Robert Bunch...........................  47    Vice President and Chief Administrative
                                                  Officer
Kenneth W. Pope...........................  46    Vice President -- Land Division
Larry E. Denver...........................  41    Vice President -- Reservoir Operations
Bjarte Fageraas...........................  42    Vice President -- Technology, Acting Vice
                                                  President -- Marine Division
Martin B. DeCamp..........................  35    Vice President -- Accounting and Controller
Brad Eastman..............................  34    Vice President, General Counsel and
                                                  Secretary

     For a description of the business background of Mr. Probert, see "Nominees for Election for Term Expiring in 2004" above.

     Mr. Bunch has served as Vice President and Chief Administrative Officer since November 1999. From May 1997 to October 1999, Mr. Bunch was a partner at King and Pennington, L.L.P. of Houston, where he practiced in several areas of business law. Previously, Mr. Bunch was an attorney at Scott, Douglass & McConnico, L.L.P. from December 1994 to May 1997, where he concentrated on oil and gas matters. Mr. Bunch has extensive operations and finance experience, including serving as Executive Vice President and Chief Financial Officer and later, Chief Operating Officer of OYO Geospace Corporation, a manufacturer of seismic equipment; Chief Financial Officer of Siberian American Oil Company; and Chief Financial Officer and, later, President and Chief Operating Officer of Tescorp, Inc., a manufacturer of specialty cables for the seismic industry which is now owned by us. Mr. Bunch serves on the Board of Directors of Maverick Tube Corporation, a manufacturer of tubular products used in the energy industry.

     Mr. Pope became Vice President -- Land Division in June 2000. Previously, Mr. Pope was our Vice President -- Business Development beginning in April 2000. Mr. Pope served as president of Green Mountain Geophysics, Inc. from 1991 until 2000. We acquired Green Mountain in 1997. Prior to joining Green Mountain, Mr. Pope held various senior management positions at Solbourne Computer, Inc. and NBI, Inc., manufacturers and distributors of proprietary workstations and computer systems. Mr. Pope began his career as a Certified Public Accountant with Peat Marwick & Mitchell.

     Mr. Denver was appointed Vice President -- Reservoir Operations in April, 2001. From 1994 until joining I/O, Mr. Denver held various positions at Schlumberger GeoQuest, a supplier of software products and services to the exploration and production industry. Most recently, Mr. Denver was Vice President and General Manager, Reservoir Products for Schlumberger GeoQuest.

     Mr. Fageraas has been Vice President -- Technology since May, 2001. Prior to joining I/O, Mr. Fageraas was president of Geophysical Instruments AS, which we acquired in May 2001. From 1998 to 1999, Mr. Fageraas was Vice President, Research & Development of Aker Geo ASA, a manufacturer of products for offshore oil and gas exploration and production. Previously, Mr. Fageraas was Technical Manager of PGS Reservoir, a provider of geophysical services.

     Mr. DeCamp has been Vice President -- Accounting and Controller since November 2000. Prior to joining I/O, Mr. DeCamp was with PricewaterhouseCoopers LLP as a Certified Public Accountant specializing in accounting, financial reporting and audit services for oilfield service and technology companies.

     Mr. Eastman has been Vice President and General Counsel of I/O since October, 2001 and Secretary since July 2001. Prior to joining I/O, Mr. Eastman held a variety of positions at Quanta Services, Inc., a provider of specialized contracting services to the electric power, gas, telecommunications and cable television industries, most recently as Vice President -- Mergers & Acquisitions. Before joining Quanta Services in 1998, Mr. Eastman was an attorney with Brobeck, Phleger & Harrison LLP where his practice focused on companies in high growth industries.

                             EXECUTIVE COMPENSATION

     The following tables and narrative text discuss the compensation paid in fiscal 2001, 2000 and 1999, as well as the seven months ended December 31, 2000, to our Chief Executive Officer, our four other most highly compensated executive officers, and one other person who retired as an executive officer in 2001.

                           SUMMARY COMPENSATION TABLE

                                 ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                           --------------------------------     --------------------------
                                                                RESTRICTED        SHARES
NAME AND PRINCIPAL                                                 STOCK        UNDERLYING     ALL OTHER
POSITION                   YEAR*       SALARY       BONUS       AWARDS $(1)      OPTIONS     COMPENSATION**
------------------         ------     --------     --------     -----------     ----------   --------------
Timothy J. Probert.......    2001     $343,269     $498,750(2)   $     --         60,000        $  7,282
  Director, President      2001SY      175,000       20,000            --             --           5,250
  and Chief Executive        2000       75,000(3)        --       393,750(4)     300,000              --
  Officer
C. Robert Bunch..........    2001      220,673      215,719            --         35,000           6,740
  Vice President           2001SY      110,833       20,000            --             --           3,250
  and Chief                  2000      110,833(5)    20,000       259,874(4)     100,000              --
  Administrative
  Officer
Kenneth W. Pope..........    2001      196,154      110,125            --         25,000           6,964
  Vice President --        2001SY      100,833       20,000            --             --           1,650
  Land Division              2000      127,083           --       216,875(4)(6)   22,500              --
                             1999      110,000       10,000            --          5,000             834
Larry E. Denver..........    2001      131,538(7)    94,500(8)    121,155(9)      15,000           1,690
  Vice President --
  Reservoir Operations
Bjarte Fageraas..........    2001      107,656(10)   61,124(11)        --         30,000           3,751
  Vice President --
  Technology
Rex K. Reavis............    2001(12)  134,615      100,000            --         25,000         132,739(13)
  Former Vice              2001SY      116,667       20,000            --             --           3,250
  President --               2000      199,993       30,000       157,500(4)       7,500              --
  Marine Division            1999      183,329       45,000            --         80,000              --

---------------

  *  "SY" refers to the seven months ended December 31, 2000.

 ** All other compensation consists of employer matching contributions to the 401(k) plan and premiums paid for our Executive Salary Continuance and Executive Long Term Disability Plan.

 (1) As of December 31, 2001, Messrs. Probert, Bunch, Pope and Denver owned 50,000 shares, 33,000 shares, 30,000 shares and 9,850 shares of restricted Common Stock, respectively. Neither Mr. Fageraas nor Mr. Reavis owned any shares of restricted Common Stock on December 31, 2001. At December 31, 2001, based on the closing price of our Common Stock of $8.21, such restricted shares of Common Stock owned by Messrs. Probert, Bunch, Pope and Denver had a value of $410,500, $270,930, $246,300 and $80,869, respectively. The restricted shares of Common Stock held by executive officers have the same rights with respect to dividends and voting as all other outstanding shares of our Common Stock.

 (2) The bonus amount for Mr. Probert includes $349,950 in cash and 18,600 shares of restricted Common Stock. We use the closing price of our Common Stock on the date of the restricted stock grant for valuation purposes. This award was granted on February 14, 2002, resulting in a grant price of $8.00 per share. These awards were made under 1998 Restricted Stock Plan. These shares vest over two years with 50% vesting on the first anniversary of grant and 50% vesting on the second anniversary of grant.

 (3) Mr. Probert joined I/O on March 1, 2000, as President and Chief Executive Officer.

 (4) These awards were granted on May 5, 2000, resulting in a grant price of $7.875 per share. These awards were made under our 2000 Restricted Stock Plan. Each of these awards vests one-third per year beginning three years after the date of grant. Mr. Probert was granted 50,000 shares of restricted

     Common Stock. Mr. Bunch was granted 33,000 shares of restricted Common Stock. Mr. Pope was granted 20,000 shares of restricted Common Stock and Mr. Reavis was granted 20,000 shares of restricted Common Stock.

 (5) Mr. Bunch joined I/O on November 1, 1999, as Vice President and Chief Administrative Officer.

 (6) Includes 10,000 shares granted to Mr. Pope under our 1998 Restricted Stock Plan. These shares vest over four years with 50% vesting on the second anniversary of grant and 25% vesting on each of the third and fourth anniversaries of grant. The restricted shares were valued at $5.9375 per share, the closing price on March 1, 2000, which was the date the shares were granted to Mr. Pope.

 (7) Mr. Denver joined I/O on April 2, 2001 as Vice President -- Reservoir Operations.

 (8) This amount includes $45,000 paid to Mr. Denver upon his commencement of employment with us. We agreed with Mr. Denver that we would set off up to $22,500 against amounts owed to him as bonus otherwise payable for 2001 and the remainder would be set off against any bonus otherwise payable for 2002. If Mr. Denver leaves employment with us prior to the second anniversary of his start date, then he must repay a pro rata portion of this $45,000.

 (9) Includes 9,850 shares granted to Mr. Denver under our 2000 Restricted Stock Plan. These shares vest one-third per year beginning three years after the date of grant. The restricted shares were valued at $12.30 per share, the closing price on June 7, 2001, which was the date the shares were granted to Mr. Denver.

(10) Mr. Fageraas joined I/O on May 1, 2001 as Vice President -- Technology.

(11) Mr. Fageraas received only $11,124 of his bonus for 2001. The remaining $50,000 was retained by us pursuant to arrangements with Mr. Fageraas that we made when he joined I/O. In connection with the acquisition of the outstanding shares of capital stock of Geophysical Instruments, we agreed with Mr. Fageraas that, in exchange for the consideration for his shares, $50,000 per year for the first three years of his employment would be deducted from bonuses otherwise payable to him. If his bonus in any of these three years was less than $50,000, then the balance would be carried forward and set off against any bonus otherwise payable in the next year. If Mr. Fageraas voluntarily terminates his employment with I/O prior to recapture of any portion of $150,000, then he must repay us such unpaid amount.

(12) Mr. Reavis resigned as Vice President -- Marine Division on August 31,
     2001.

(13) We entered into a Separation Agreement and General Release with Mr. Reavis upon his resignation. Under that agreement, we paid Mr. Reavis $95,376 and agreed to continue his health benefits through the earlier of August 31, 2002 or the date he receives comparable benefits from another employer. In addition, we entered into a Consulting Agreement with Mr. Reavis under which we agreed to pay him $8,333 per month through September 1, 2002.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS
                            -----------------------------------------------
                                         PERCENTAGE                           POTENTIAL REALIZABLE VALUE
                            NUMBER OF     OF TOTAL                              AT ASSUMED ANNUAL RATES
                            SECURITIES    OPTIONS                                   OF STOCK PRICE
                            UNDERLYING   GRANTED IN                             APPRECIATION FOR OPTION
                             OPTIONS       FISCAL     EXERCISE                           TERM*
                             GRANTED        2001       PRICE     EXPIRATION   ---------------------------
NAME                          (#)(1)       (%)(2)      ($/SH)       DATE          5%             10%
----                        ----------   ----------   --------   ----------   -----------   -------------
Timothy J. Probert........    60,000        7.2%       $11.10     04/30/11     $418,844      $1,061,432
C. Robert Bunch...........    35,000        4.2%        11.10     04/30/11      244,326         619,169
Kenneth W. Pope...........    25,000        3.0%        11.10     04/30/11      174,518         442,264
Larry E. Denver...........    15,000        1.8%        11.10     04/30/11      104,711         265,358
Bjarte Fageraas...........    30,000        3.6%        11.10     04/30/11      209,422         530,716
Rex K. Reavis(3)..........    25,000        3.0%        11.10     04/30/03      174,518         442,264

---------------

  * The dollar gains under these columns result from using calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of our Common Stock. The gains reflect a future value based upon growth at these prescribed rates. We did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value. Importantly, options have value to recipients, including the listed executives, only if the stock price advances beyond the grant price shown in the table during the effective option period.

(1) These awards were made under the 2000 Long Term Incentive Plan. These options were granted at an exercise price equal to the fair market value per share of our Common Stock on the date of grant. The fair market value of a share of our Common Stock is defined in the Long Term Incentive Plan as the closing sales price on the immediately preceding business day of a share of Common Stock as reported on The New York Stock Exchange. The options vest in 25% increments on the first, second, third and fourth anniversaries of the grant date. The plan contains provisions about the impact of a change of control, death, disability, retirement and termination of employment on the exercisability of options, with change of control and retirement, with certain exceptions, causing acceleration of vesting.

(2) Based on an aggregate of 829,000 shares subject to options granted to our employees in the fiscal year ended December 31, 2001, including the listed executives.

(3) Under the Separation Agreement and General Release which we entered into with Mr. Reavis, his options will continue to vest as though he were employed through August 31, 2002. Additionally, Mr. Reavis will have six months from August 31, 2002, to exercise any vested options he holds.

                             YEAR-END OPTION VALUES

                                                 NUMBER OF
                                           SECURITIES UNDERLYING      VALUE OF UNEXERCISED IN-THE-
                                          UNEXERCISED OPTIONS AT            MONEY OPTIONS AT
                                             DECEMBER 31, 2001            DECEMBER 31, 2001(1)
                                        ---------------------------   -----------------------------
NAME*                                   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
-----                                   -----------   -------------   ------------   --------------
Timothy J. Probert....................    75,000         285,000        $163,125        $489,375
C. Robert Bunch.......................    37,500          97,500         104,000         164,000
Kenneth W. Pope.......................    19,375          43,125          26,550          35,550
Larry E. Denver.......................        --          15,000              --              --
Bjarte Fageraas.......................        --          30,000              --              --
Rex K. Reavis.........................    49,375          63,125          50,250          59,250

---------------

 * None of the officers listed in this table exercised options in the year ended December 31, 2001.

(1) The values of unexercised in-the-money options are based on a value of $8.21 per share, the closing price on December 31, 2001, minus the per share exercise price, multiplied by the number of shares underlying the option.

             LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR(1)

                                                               ESTIMATED FUTURE PAYOUTS UNDER
                                       NUMBER   PERFORMANCE       NON-STOCK BASED PLANS(2)
                                         OF     PERIOD UNTIL   -------------------------------
NAME                                   SHARES      PAYOUT      THRESHOLD    TARGET    MAXIMUM
----                                   ------   ------------   ----------   -------   --------
Timothy J. Probert...................  40,000     3 Years          --        8,000     40,000
C. Robert Bunch......................  25,000     3 Years          --        5,000     25,000
Kenneth W. Pope......................  15,000     3 Years          --        3,000     15,000
Larry E. Denver......................  13,750     3 Years          --        2,750     13,750
Bjarte Fageraas......................  13,333     3 Years          --        2,667     13,333
Rex K. Reavis........................     N/A         N/A         N/A          N/A        N/A

---------------

(1) These performance share awards were issued under our 2000 Long Term Incentive Plan which has been approved by our stockholders. The Compensation Committee, which administers the plan, awards performance shares to certain of our executive officers. The Committee determines the total number of shares of our Common Stock available for each participant by comparing our performance against our internal plan and against our industry peers. Actual awards are determined after the end of the three-year period and range from 0% to 100% of the performance shares awarded. No awards are earned until performance is certified by the Compensation Committee at the end of the three-year period. The plan is based on total stockholder return over the three year period, with no payout if total stockholder return is less than 20% on an annualized basis. Upon a change in control, all awards become fully vested and payable.

(2) At the target level of performance, participants receive 20% of the performance shares awarded. No shares are issued for performance below the target level. The maximum number of shares is earned if an over-achievement target is reached. The over-achievement target is total stockholder return of 25% on an annualized basis for the three-year period.

EMPLOYMENT AGREEMENTS

     In February 2000, we entered into an employment agreement with Mr. Probert. The agreement expires on February 28, 2004, but is automatically renewable for additional one-year terms, unless either party provides prior written notice of termination. This agreement provides for a minimum annual base salary of $300,000.

     If we terminate Mr. Probert's employment without cause (as defined in the agreement), or Mr. Probert resigns for good reason (as defined in the agreement), in either case prior to a change in control, we will pay Mr. Probert over a two-year period two times Mr. Probert's annual base salary in effect on his termination date, plus two times the average bonus paid to Mr. Probert for the last three fiscal years. If within 18 months after a change in control, we terminate Mr. Probert's employment for any reason other than for cause or if Mr. Probert resigns for "good reason," we will pay Mr. Probert three times his base salary in effect on his termination date, plus three times the average of his annual bonus payments for the three fiscal years prior to his termination. Depending on Mr. Probert's reason for his resignation, the amount we must pay him may be reduced. Under certain circumstances, we may also be obligated to pay tax gross-up payments to Mr. Probert in the event that he becomes subject to the tax imposed by Section 4999 of the Internal Revenue Code as the result of a change in control under Section 280G of the Internal Revenue Code.

     Under the employment agreement, Mr. Probert is entitled to receive bonuses pursuant to our Annual Incentive Plan. In 2001, we guaranteed Mr. Probert a minimum bonus of 50% of his base pay, reduced by the value of his restricted stock grants.

CHANGE OF CONTROL AND SEVERANCE AGREEMENTS

     We have entered into severance and change of control agreements with Messrs. Bunch and Pope, and two other employees. Under the terms of these agreements, these individuals will be entitled to receive certain severance payments and benefits in the event their employment is terminated during the 18-month period following a change of control of I/O, unless their employment is terminated for cause (as defined in the agreement), by voluntary resignation or by reason of death or disability. If these individuals voluntarily resign following a change in duties after a change in control, then they will also be entitled to severance benefits.

     The severance payable under these change in control agreements must be paid in one lump sum within 30 days of a qualifying termination. The severance payment will be equal to two times the greater of the individual's base salary on the date of termination or the date of the change in control and two times his target bonus under any incentive program then in effect. Additionally, these individuals will be entitled to receive continued benefits for up to one year following termination. If their stock options and restricted stock have not fully vested, then the unvested options and restricted stock will accelerate and immediately become fully vested. In the event that any payment would constitute an excess parachute payment under Section 280G of the Internal Revenue Code, the severance amounts and other benefits will be reduced to an amount that would not be taxable subject to the effects of Section 280G and related excise taxes.

     The term of each of these change in control agreements is three years, but the agreements automatically renew for additional three-year terms absent prior written notice from us or the individual. Each agreement also amends the terms of any stock option agreement or restricted stock award held by these individuals to provide that in the event of a change of control in which our successor fully assumes the options or restricted stock awards, the options and restricted stock awards will not accelerate upon the change in control event.

2000 RESTRICTED STOCK PLAN

     In 2000, our Board of Directors adopted the Input/Output 2000 Restricted Stock Plan in order to provide key management employees with a proprietary interest in I/O. The maximum number of shares of Common Stock that may be awarded pursuant to the 2000 Restricted Stock Plan is 200,000 and no individual can receive awards for more than 50,000 shares of Common Stock in any fiscal year. As of March 15, 2002, we had outstanding 131,450 shares of restricted stock under the 2000 Restricted Stock Plan and the 1998 Restricted Stock Plan. Unless we terminate the plan sooner, the 2000 Restricted Stock Plan will terminate on March 13, 2010.

     As part of our agreement to hire Mr. Denver, we awarded Mr. Denver one share of restricted stock pursuant to the 2000 Restricted Stock Plan for every share he purchased in the open market in April and May of 2001. As a result, we issued Mr. Denver 9,850 shares of restricted stock.

     We enter into individual award agreements with participants designated by the Compensation Committee for shares of restricted stock issued under either the 2000 or 1998 Restricted Stock Plan. The agreements provide the number of restricted shares granted, the price, if any, to be paid for the restricted stock, the time within which the award is subject to forfeiture and the other terms, limitations and any performance objectives as are specified by the Compensation Committee. Certificates representing restricted stock will bear appropriate legends regarding the transfer restrictions, and participants will not be permitted to sell, transfer, pledge, assign or otherwise dispose of their restricted stock until it is unrestricted. Each plan is administered by the Compensation Committee, and the Board may discontinue or further amend either Restricted Stock Plan without the consent of the participants.

2000 LONG-TERM INCENTIVE PLAN

     In 2000 our Board adopted and our stockholders approved the Input/Output 2000 Long-Term Incentive Plan. The 2000 Plan's objective is to promote stockholder value by providing appropriate incentives to key employees and certain other individuals who perform services for us. The 2000 Plan allows us to grant stock options, stock appreciation rights, performance share awards and other equity-based awards. The terms of each award are set forth in individual agreements with participants, each of which is approved by the Compensation Committee.

     The 2000 Plan allows awards covering at any one time 2,109,275 shares of Common Stock. Unless sooner terminated, the 2000 plan will terminate in June, 2010.

     We have made previous filings under the Securities Act of 1933, as amended , or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement, in whole or in part. However, the following Performance Graph and the Report of the Compensation Committee of the Board of Directors of Input/Output, Inc. shall not be incorporated by reference into any such filings.

                               PERFORMANCE GRAPH

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
       INPUT/OUTPUT, S&P 500 INDEX, S&P OIL AND GAS FIELD SERVICES INDEX
                             AND A PEER GROUP INDEX

                              [PERFORMANCE GRAPH]

                     ASSUMES $100 INVESTED ON JAN. 1, 1997
                          ASSUMES DIVIDENDS REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2001

----------------------------------------------------------------------------------------------------------------
                                       1994         1995         1996         1997         1998         1999
----------------------------------------------------------------------------------------------------------------
 Input/Output, Inc.                    $100       $160.47      $ 39.53      $ 27.36      $ 55.07      $ 44.38
 S&P Index-Oil & Gas                    100        153.72        87.91       119.95       163.02       110.74
 S&P 500 Index                          100        133.36       171.47       207.56       188.66       166.24
 Peer Group Index                       100        154.29        69.79        61.88        91.58        45.83

     The Performance Graph is presented for the period beginning January 1, 1997 and ending on December 31, 2001. The Peer Group Index consists of OYO Geospace Corporation, Bolt Technology Corp. and Compagne Generae de Geophysics. We believe that the companies included in the Peer Group Index are more indicative than the S&P Oil and Gas Field Services Index of competitors for the sale of seismic data acquisition systems and equipment. The Standard & Poors Oil and Gas Field Services Index consists primarily of large capitalization service companies. We will discontinue use of the Standard & Poor's Oil and Gas Field Services Index after this year. Historical stock performance during this period may not be indicative of future stock performance.

                      REPORT OF THE COMPENSATION COMMITTEE
                OF THE BOARD OF DIRECTORS OF INPUT/OUTPUT, INC.

     The Compensation Committee of the Board of Directors of Input/Output, Inc. offers this report regarding compensation policies for executive officers and the Chief Executive Officer of the Company.

     The Committee has three principal goals:

     - provide competitive compensation opportunities to attract and retain qualified and productive executive employees,

     - motivate executives to meet and exceed corporate financial goals, and

     - create meaningful links between corporate performance, individual performance and rewards.

In 2001 the Committee, with the assistance of a third-party consultant, undertook a comprehensive review of I/O's total compensation philosophy to maximize achievement of the Committee's goals. As a result of this review, the Committee clarified governing principles in establishing executive compensation:

          Executive Compensation Should Have a Long-Term and At-Risk
     Focus. Premium compensation opportunities should be composed of long-term, at-risk pay to focus management on the long-term interests of I/O. While base salary, annual incentives and employee benefits should be at competitive levels, exceptional long-term returns to the stockholders should generate above-average compensation for executives.

          Executive Compensation Should Have an Equity
     Orientation. Equity-based plans should comprise a major part of the at-risk portion of total compensation to instill ownership thinking and to link compensation to corporate performance and stockholder interests. Consistent with this philosophy, the Committee periodically has offered to match open market purchases of I/O's Common Stock by executives with grants of restricted stock.

          Executive Compensation Should be Competitive with Opportunities for Above-Average Total Compensation. The Committee emphasizes total compensation opportunities consistent with the 50th percentile of a peer group of companies, with the opportunity to reach the 75th percentile if I/O meets certain stockholder return targets. Competitiveness of base pay and annual incentives is independent of stock performance. However, overall competitiveness of total compensation is contingent on long-term, stock-based compensation programs.

     These principles apply to compensation policies for all executive officers. The Committee does not follow the principles in a mechanistic fashion; rather, the Committee uses experience and judgment in determining the appropriate mix of compensation for each individual.

COMPONENTS OF EXECUTIVE COMPENSATION

     The primary components of executive compensation are:

     - Annual Cash Compensation, including base salary and annual incentives.

     - Long-Term Incentive Compensation, including stock options, performance shares and restricted stock.

     The companies selected for comparison of total compensation differ from those included in the Performance Graph because we recruit from many companies outside of the seismic equipment manufacturing industry.

ANNUAL CASH COMPENSATION

     Base Salary. The purpose of base salary is to create a base of cash compensation for executive officers that is in the 50th percentile of our comparator group of companies. We exercise discretion in making salary decisions and rely to a large extent on the Chief Executive Officer's evaluations of individual executive officer performance after reviewing their performance with him. Salary increases for executive officers do not follow a preset schedule or formula.

     Base salary is designed to provide an income level that is sufficient to minimize day-to-day distractions of executives from their focus on long-term business growth. However, base pay levels are not intended to be the vehicle for significant long-term capital and wealth accumulation for executives.

     Annual Incentives. The Committee implements an annual incentive program each year to provide cash compensation that is at-risk on an annual basis and is contingent on achievement of annual business and operating objectives. Annual incentives measure overall corporate performance, achievement of individual goals, and, where appropriate, division and business unit performance. The annual incentive plan is the primary program for measuring individual performance. Annual incentives are expressed as a percentage of the recipients' base salary with higher upside opportunity for high performance and no payment for below-acceptable performance. The annual cash incentive provides income levels that are sufficient to allow for modest wealth accumulation for executive officers in the presence of high levels of business performance.

LONG-TERM INCENTIVE COMPENSATION

     Long-term incentives comprise the largest portion of the total compensation package for executive officers. There are three forms of long-term incentives utilized for executive officers: stock options, performance shares and restricted stock. In any given year, an executive officer may be offered a combination of long-term incentives or only one form of long-term incentive. In the presence of high levels of business performance, long-term incentives will provide income levels that are sufficient to allow for wealth accumulation for executive officers.

     Stock Options. The purpose of stock options is to provide equity compensation whose value is entirely at-risk based on the increase in our stock price and the creation of stockholder value. Stock options also allow executive officers to have equity ownership and to share in the appreciation of the value of the stock in I/O. Stock options only have value if the stock price appreciates in value from the date options are granted.

     Stock option awards are based on business performance in the previous fiscal year. Approximately 150 employees received option awards covering 829,000 shares of Common Stock in 2001. The officers discussed in the compensation tables received option awards for 190,000 shares in 2001.

     Performance Shares. We made awards of performance shares under the 2000 Long-Term Incentive Plan. The awards made in 2001 are based on total stockholder return, which includes stock appreciation and dividends. Awards are made for a three-year performance period. Below a threshold level of performance in the period, no awards are earned.

     Restricted Stock. We use restricted stock to focus executives on the long-term performance of I/O. Restricted stock is not used as a guaranteed element of any executive's total compensation, but as a special compensation tool. In the last two years, we have matched significant open market purchases by certain executives with restricted stock awards. Vesting of restricted stock is not dependent on performance measurement targets, but rather continued employment.

ADDITIONAL INFORMATION

     Benefits. Benefits offered to executive officers are largely those offered to the general employee population. Executive officers are also offered the opportunity to participate in a non-qualified deferred compensation plan which is only available to senior officers and managers and are provided a Salary Continuance and Long Term Disability Plan.

     Tax Compliance Policy. The federal tax code imposes a limitation on the deduction for certain executive officers' compensation unless certain requirements are met. While our goal is to have all compensation fully deductible; we reserve the right to pay compensation that is not deductible if it is in the best interests of I/O. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, we have not adopted a policy that all compensation must be deductible.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     The year 2001 was a pivotal year for I/O. Mr. Probert was in his first full year of leadership. The Committee expects that he will demonstrate highly effective leadership and vision in managing the cyclical nature of I/O's business and that he will consistently drive business results through innovation and creative solutions.

     Annual Cash Compensation. Mr. Probert's annual base salary established at the end of 2000 is $350,000 which is expected to remain in effect through 2002. Annual incentive targets were developed for Mr. Probert based on a combination of earnings per share goals and personal objectives. Based on I/O's performance in 2001, the Committee awarded Mr. Probert an annual incentive bonus of $498,750, with $349,950 paid in cash and the balance paid with the grant of 18,600 shares of restricted Common Stock valued at $8.00 per share. These shares vest over two years with 50% vesting on the first anniversary of grant and 50% vesting on the second anniversary of grant.

     Long-Term Incentive Compensation. The Committee granted Mr. Probert in 2001 an option to purchase 60,000 shares of Common Stock that vest 25% per year from the date of grant. In addition, the Committee granted Mr. Probert a performance share award for a maximum of 40,000 shares of Common Stock. The actual shares issued to Mr. Probert will be determined after a three year performance period and will be based on total stockholder return in the period. No shares will be issued under the performance share award unless I/O has an annualized 20% total stockholder return through the period. The full amount of performance shares awarded will be issued to Mr. Probert if the annualized total stockholder return in the performance period meets or exceeds 25%.

     The Committee believes that the pay decisions made for Mr. Probert for his first full year reflect market-competitive pay for comparable positions and set significant goals for his achievement of stockholder value over time. Mr. Probert's performance against established objectives will determine future pay levels and awards.

SUMMARY

     The Committee believes the executive compensation policies and programs described in this report serve the interests of the stockholders and I/O. Pay delivered to executives is intended to be linked to, and commensurate with, I/O's performance and with stockholder expectations. We caution you that the practice and performance results of the compensation philosophy described in this report should be measured over a period sufficiently long to determine whether strategy development and implementation are in line with, and responsive to, stockholder expectations.

                                          William F. Wallace, Chairman
                                          Ernest E. Cook
                                          Robert P. Peebler

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                    (ITEM 2)

     We have appointed PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2002. Services provided to I/O in 2001 included the examination of our consolidated financial statements, review of our quarterly financial statement for the quarter ended September 30, 2001, statutory audits of our foreign subsidiaries, audit of our 401(k) plan and consultations on various tax and accounting matters.

     Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they desire.

     We engaged PricewaterhouseCoopers LLP as our independent accountants effective September 14, 2001. Our former independent accountants, KPMG LLP were dismissed effective September 14, 2001.

     The reports of KPMG LLP on our financial statements for the seven months ended December 31, 2000, for the year ended May 31, 2000 and for the year ended May 31, 1999 did not contain any adverse opinion or a disclaimer of an opinion, or any qualification or modification as to uncertainty, audit scope or accounting principles.

     The decision to dismiss KPMG LLP and engage PricewaterhouseCoopers LLP was approved by our Audit Committee and our Board of Directors.

     During the seven months ended December 31, 2000, the year ended May 31, 2000, the year ended May 31, 1999, and through September 14, 2001, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure, which disagreements if not resolved to the satisfaction of KPMG LLP would have caused them to make reference thereto in their reports on the financial statements for such periods.

     As required by regulations of the Securities and Exchange Commission, we have furnished KPMG LLP and PricewaterhouseCoopers LLP with the disclosures contained in this Item 2 and requested their comments on the matters discussed herein. Both KPMG LLP and PricewaterhouseCoopers LLP have declined to present a statement regarding these matters.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANTS FOR FISCAL 2002.

     In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

REPORT OF THE AUDIT COMMITTEE

     The following Report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.

     The Audit Committee acts under a written charter adopted and approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

     The Audit Committee has met and held discussions with management and the independent accountants. Management represented to us that I/O's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we reviewed and discussed the consolidated financial statements with management and the independent accountants. We discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

     In addition, we have discussed with the independent accountants the auditors' independence from I/O and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). We have also considered whether the independent auditors' provision of non-audit services to I/O is compatible with the auditors' independence.

     In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in I/O's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

     Management is responsible for I/O's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. I/O's independent accountants are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of I/O and we are not accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on I/O's financial statements.

                                          Theodore H. Elliott, Jr., Chairman
                                          David C. Baldwin
                                          William F. Wallace

                            AUDIT AND NON-AUDIT FEES

     The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP and KPMG LLP for the audit of our annual financial statements for 2001, and fees billed for other services rendered by PricewaterhouseCoopers LLP and KPMG LLP for fiscal 2001:

                                                               PWC      KPMG
                                                              ------   ------
                                                              (IN THOUSANDS)
Audit Fees..................................................   $218     $165
Financial information systems design and implementation.....     --       --
All other fees:
  Other audit-related fees and tax matters(a)...............    454      121
  Other information system design and process
     improvements...........................................     --       49
Total all other fees........................................    454      170
                                                               $672     $335
                                                               ====     ====

---------------

(a) Other audit related services consist principally of audits of employee benefit plans and due diligence assistance in connection with certain proposed acquisitions. Tax related services comprise tax compliance (including U.S. federal and international returns) and tax examination assistance.

     All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP and KPMG LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

                                 OTHER MATTERS

     We bear all expenses incurred in connection with the solicitation of proxies. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

     Our directors and officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

     The form of this proxy statement has been approved by the Board of Directors and is being mailed and delivered to stockholders by its authority.

                                          BRAD EASTMAN
                                          Vice President, General Counsel and
                                          Secretary

Stafford, Texas
April 19, 2002

     THE 2001 ANNUAL REPORT TO STOCKHOLDERS INCLUDES OUR FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001. WE HAVE MAILED THE 2001 ANNUAL REPORT TO ALL STOCKHOLDERS. THE 2001 ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES.

                                                                      APPENDIX A

                               INPUT/OUTPUT, INC.
                            AUDIT COMMITTEE CHARTER

     The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company; (2) the compliance by the Company with legal and regulatory requirements; and (3) the independence and performance of the Company's external auditors.

     The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange or a valid exemption thereto. The members of the Audit Committee shall be appointed by the Board.

     The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Audit Committee shall make regular reports to the Board.

     The Audit Committee shall:

          1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

          2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

          3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

          4. Review with management and the independent auditor the Company's quarterly financial statements prior to the release of such statements to the public and the filing of its Form 10-Q.

          5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

          6. Meet periodically with management and any consultants the Audit Committee or Management shall deem necessary to review the Company's major risk exposures to the security of the Company's employees, physical assets or information systems.

          7. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, or management.

          8. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

          9. Approve the fees to be paid to the independent auditor.

          10. Receive written periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

          11. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

          12. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

          13. Obtain reports from management and the independent auditor that the Company's subsidiary/ foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Ethics.

          14. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

          15. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

          16. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

          17. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Ethics.

          18. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

          19. Meet at least annually with the Chief Financial Officer and the independent auditor in separate sessions.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Ethics.

INPUT/OUTPUT, INC.


                                        HOLDER ACCOUNT NUMBER

Use a black pen. Mark with an X
inside the grey areas as shown in                    Mark this box with an X if you have made changes to your name
this example.                                        or address details above.

         ANNUAL MEETING PROXY CARD


   ELECTION OF DIRECTORS

 1. A vote FOR the following nominees is recommended by the Board of Directors:


 A. To elect the following two (2) members to the                         B. To elect the following two (2) members to the
    Board of Directors to serve until the 2004 Annual                        Board of Directors to serve until the 2005 Annual
    Meeting of Stockholders or until their respective                        Meeting of Stockholders or until their respective
    successors are elected and qualify:                                      successors are elected and qualify:

                    FOR WITHHOLD                                                             FOR WITHHOLD

 01 - Timothy J. Probert                                                  03 - Robert P. Feebler



 02 - Franklin Myers                                                      04 - Sam K. Smith



         ISSUE

 A vote FOR the following proposal is recommended by the Board of Directors:


                                  FOR AGAINST ABSTAIN

 2. To ratify the appointment of
    PricewaterhouseCoopers LLP as I/0's
    independent auditors for 2002.


   AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

 The undersigned hereby revokes all previous proxies given. This Proxy may be revoked at any time prior to a vote thereon. Receipt of the accompanying Proxy Statement and Annual Report of the Company for the fiscal year ended December 31, 2001 is hereby acknowledged.

 Please sign exactly as your name(s) appears on this card. If shares stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares are held of record by a corporation, this Proxy should be executed by the President or Vice President and the Secretary or Assistant
 Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute this
 Proxy for a deceased stockholder should give their full title. Please date the Proxy.


Signature 1 - Please keep signature within the box      Signature 2 - Please keep signature within the box     Date (dd/mm/yyyy)

         PROXY - INPUT/OUTPUT, INC.


PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Timothy J. Probert and C. Robert Bunch, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of Common Stock in Input/Output, Inc., a Delaware corporation (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 21, 2002, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 18, 2002 (the "Proxy Statement") and
(2) in their discretion upon such other matters as may properly come before the meeting.

ALL SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE!